Exhibit 1.2

PRICING AGREEMENT

November 14, 2019

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 14, 2019 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II-A and Schedule II-B hereto (the “Designated Securities” ). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Disclosure Package or Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II-A and Schedule II-B hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, severally and not jointly, at the time and place and at the purchase price to the Underwriters set forth in Schedule II-A and Schedule II-B hereto, the principal amount of Securities set forth opposite the name of such Underwriters in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

CORNING INCORPORATED

By	/s/ Stephen C. Propper
	Name:	Stephen C. Propper
	Title:	Vice President and Treasurer

I-1

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By	/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

I-1

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

I-1

SCHEDULE I

Underwriter	Principal Amount of 3.900% Notes due 2049 to be Purchased	Principal Amount of 5.450% Notes due 2079 to be Purchased
BofA Securities, Inc.	$160,000,000	$440,000,000
Citigroup Global Markets Inc	$160,000,000	$440,000,000
Goldman Sachs & Co LLC	$40,000,000	$110,000,000
HSBC Securities (USA) Inc.	$40,000,000	$110,000,000

Total	$400,000,000	$1,100,000,000

I-1

SCHEDULE II-A

Title of Designated Securities	3.900% Notes due 2049 (the “2049 Notes”)

Aggregate Principal Amount	$400,000,000

Price to Public	99.720%

Purchase Price by Underwriters	98.845%

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	November 15, 2049

Interest Rate	3.900%

Interest Payment Dates	Each May 15 and November 15, commencing May 15, 2020

Sinking Fund Provisions	None

Defeasance Provisions	The 2049 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	3:40 p.m. (New York City time) on November 14, 2019

Time of Delivery	9:00 a.m. (New York City time) on November 19, 2019

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004

Delayed Delivery	n/a

I-1

Names and Addresses of Representatives	BofA Securities, Inc. One Bryant Park New York, NY 10036 Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013

Designated Representatives	BofA Securities, Inc. One Bryant Park New York, NY 10036 Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013

Address for Notices, etc.

BofA Securities, Inc.

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: (646)-291-1469

III-1

SCHEDULE II-B

Title of Designated Securities	5.450% Notes due 2079 (the “2079 Notes”)

Aggregate Principal Amount	$1,100,000,000

Price to Public	99.720%

Purchase Price by Underwriters	98.845%

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee

Maturity	November 15, 2079

Interest Rate	5.450%

Interest Payment Dates	Each May 15 and November 15, commencing May 15, 2020

Sinking Fund Provisions	None

Defeasance Provisions	The 2079 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.

Applicable Time	3:40 p.m. (New York City time) on November 14, 2019

Time of Delivery	9:00 a.m. (New York City time) on November 19, 2019

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004

Delayed Delivery	n/a

III-1

Names and Addresses of Representatives	BofA Securities, Inc. One Bryant Park New York, NY 10036 Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013

Designated Representatives	BofA Securities, Inc. One Bryant Park New York, NY 10036 Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013

Address for Notices, etc.

BofA Securities, Inc.

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: (646)-291-1469

III-1

SCHEDULE III

Documents in Pricing Disclosure Package:

(a) Issuer Free Writing Prospectus:

6.	Final term sheet substantially in the form set forth in Schedule IV hereto, as filed with the Commission pursuant to Rule 433 and dated November 14, 2019.

(b) Additional Information in Pricing Disclosure Package:

None.

(c) Additional Documents Incorporated by Reference:

None.

Additional Issuer Free Writing Prospectus Not in Pricing Disclosure Package:

Roadshow Presentation relating to the Company and Designated Securities, released November, 2019.

III-1

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-222158

Supplementing the Prospectus

dated December 19, 2017

Supplementing the Preliminary Prospectus

Supplement dated November 14, 2019

PRICING TERM SHEET

November 14, 2019

Issuer:	Corning Incorporated

Expected Ratings (Moody’s/S&P)*:	[Reserved]

Trade Date:	November 14, 2019

Settlement Date (T+3)**:	November 19, 2019

Joint Book Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc.

Co-Managers:	Goldman Sachs & Co. LLC HSBC Securities (USA) Inc.

3.900% Notes due 2049

Security:	3.900% Notes due 2049 (the “2049 Notes”)

Principal Amount:	$400,000,000

Maturity Date:	November 15¸ 2049

Benchmark Treasury:	2.250% due August 15, 2049

Benchmark Treasury Price and Yield:	98-19, 2.316%

Spread to Benchmark Treasury:	T + 160 bps

Yield to Maturity:	3.916%

Coupon:	3.900%

Proceeds to Issuer (before expenses):	$395,380,000

Price to Public:	99.720%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing May 15, 2020

Record Dates:	May 1 and November 1 of each year

Optional Redemption:	The 2049 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company. If the Company redeems the 2049 Notes more than 180 days prior to their scheduled maturity date, the redemption price will be equal to the greater of (i) 100% of the principal amount of the 2049 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2049 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points. If the Company redeems the 2049 Notes on or after the date that is 180 days prior to the scheduled maturity date of the 2049 Notes, the redemption price will be equal to 100% of the principal amount of the 2049 Notes to be redeemed. In any redemption, the Company will pay accrued and unpaid interest on the principal amount to be redeemed to but not including the date of redemption.

IV-1

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2049 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of repurchase.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	219350 BP9 / US219350BP93

5.450% Notes due 2079

Security:	5.450% Notes due 2079 (the “2079 Notes”)

Principal Amount:	$1,100,000,000

Maturity Date:	November 15, 2079

Benchmark Treasury:	2.250% due August 15, 2049

Benchmark Treasury Price and Yield:	98-19, 2.316%

Spread to Benchmark Treasury:	T + 315 bps

Yield to Maturity:	5.466%

Coupon:	5.450%

Proceeds to Issuer (before expenses):	$1,087,295,000

Price to Public:	99.720%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing May 15, 2020

Record Dates:	May 1 and November 1 of each year

Optional Redemption:	The 2079 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company. If the Company redeems the 2079 Notes more than 180 days prior to their scheduled maturity date, the redemption price will be equal to the greater of (i) 100% of the principal amount of the 2079 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2079 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points. If the Company redeems the 2079 Notes on or after the date that is 180 days prior to the scheduled maturity date of the 2079 Notes, the redemption price will be equal to 100% of the principal amount of the 2079 Notes to be redeemed. In any redemption, the Company will pay accrued and unpaid interest on the principal amount to be redeemed to but not including the date of redemption.

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2079 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of repurchase.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	219350 BQ7 / US219350BQ76

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The 2049 Notes and the 2079 Notes are being offered separately, and are not part of a unit. The closing of one series of notes is not conditioned on the closing of the other series of notes.

IV-2

**

It is expected that delivery of the notes will be made against payment therefor on or about November 19, 2019, which is the third business day following the date of this term sheet (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes earlier than the second business day before November 19, 2019 will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

MiFID II professionals/ECPs-only / No PRIIPs KID - Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document has been prepared as not available to retail in the European Economic Area.

The issuer has filed a registration statement (including a prospectus and, with respect to the 2049 Notes and 2079 Notes, and the preliminary prospectus supplement relating to the securities described above) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement relating to the securities described above in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll free at 1-800-294-1322 or by calling Citigroup Global Markets Inc. toll free at 1-800-831-9146.

IV-3